UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) June 6, 2006

RENT-WAY, INC.

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or Other Jurisdiction of Incorporation)

0-22026                                                25-1407782

(Commission File Number)                                (IRS Employer Identification No.)

One RentWay Place, Erie, Pennsylvania 16505

(Address of Principal Executive Offices) (Zip Code)

(814) 455-5378

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

        On February 14, 2006, Fidelity National Financial Inc. (“FNF”) filed a Schedule 13G with the SEC disclosing that as of November 19, 2003 it, together with its affiliates, Fidelity National Title Company, Fidelity National Title Insurance Company, Ticor Title Insurance Company and Chicago Title Insurance Company, owned an aggregate of 3,920,085 shares of common stock of Rent-Way representing 14.9% of the company’s issued and outstanding shares of common stock.

        Rent-Way has been advised by FNF that on or about March 28, 2005, FNF became a greater than 10% shareholder of the company required to file a Form 3, Initial Statement of Beneficial Ownership of Securities, that subsequent to March 28, 2005 FNF engaged in transactions in Rent-Way common stock reportable on Form 4, Statement of Changes in Beneficial Ownership, and that a review of such transactions revealed that FNF had engaged in transactions during calendar year 2005 that required the disgorgement of short-swing profits in accordance with Section 16(b) of the Securities Exchange Act of 1934, as amended.

        On June 6, 2006, FNF paid Rent-Way the sum of $1,444,432.35 constituting the disgorgement of short-swing profits in accordance with the requirements of Section 16(b).

        On June 9, 2006, FNF filed with the SEC the Form 3 and Form 4s reflecting its ownership of and transactions in Rent-Way common stock.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rent-Way, Inc.

Dated: June 13, 2006

By:     /s/ John A. Lombardi
Name:   John A. Lombardi
Title:   Senior Vice President and CFO